CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Evans Environmental Corporation on Form S-8 of our report dated June 30, 1995, except for the information in the fourth and seventh paragraphs of Note 18, as to which the date is August l8, 1995, on our audits of the consolidated financial statements of Evans Environmental Corporation as of March 31, 1995, and for the years ended March 31, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1995.


/s/ COOPERS & LYBRAND L.L.P.

Miami, Florida
July 1, 1996